PROSPECTUS SUPPLEMENT                                         File No. 333-68747
(To Prospectus and Prospectus Supplement dated May 6, 1999)       Rule 424(b)(3)
Prospectus number: 1980



                            Merrill Lynch & Co., Inc.
                           Medium-Term Notes, Series B
                   Due Nine Months or More from Date of Issue


                               Floating Rate Notes


Principal Amount:   $25,000,000        Original Issue Date:     June 9, 2000

CUSIP Number:       59018S 7F5         Stated Maturity Date:    June 9, 2003

Interest Calculation:                  Day Count Convention:
---------------------                  ---------------------
|x|  Regular Floating Rate Note        |x|  Actual/360
| |  Inverse Floating Rate Note        | |  30/360
     (Fixed Interest Rate):            | |  Actual/Actual

Interest Rate Basis:
--------------------
|X|  LIBOR                             | |  Commercial Paper Rate
| |  CMT Rate                          | |  Eleventh District Cost of Funds Rate
| |  Prime Rate                        | |  CD Rate
| |  Federal Funds Rate                | |  Other (see attached)
| |  Treasury Rate
    Designated CMT Page:                   Designated LIBOR Page:
      CMT Telerate Page:                     LIBOR Telerate Page:          3750
      CMT Reuters Page:                      LIBOR Reuters Page:


Index Maturity:            Three Months  Minimum Interest Rate:   Not Applicable

Spread:                    0.2300%       Maximum Interest Rate:   Not Applicable

Initial Interest Rate:     TBD           Spread Multiplier:       Not Applicable


Interest Reset Dates:      Quarterly, on the 9th of every March, June, September
                           and December, commencing September 9, 2000, subject to modified following business day convention.

Interest Payment Dates:    Quarterly, on the 9th of every March, June, September
                           and December, commencing September 9, 2000, subject to modified following business day convention.

Repayment at the
Option of the Holder:      The Notes cannot be repaid prior to the Stated
                           Maturity Date.

Redemption at the
Option of the Company:     The Notes cannot be redeemed prior to the Stated
                           Maturity Date.

Form: The Notes are being issued in fully registered book-entry form.

Trustee:                   The Chase Manhattan Bank

Dated:                     June 6, 2000